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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported)            April 29, 2003

                          Shelbourne Properties I, Inc.
                          -----------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

         0-16345                                            04-3502384
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(Commission File Number)                    (I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, Boston, Massachusetts                      02114
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(Address of Principal Executive Offices)                              (Zip Code)

                                 (617) 570-4600
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

               --------------------------------------------------
(Former Name or Former Address, if Changed Since Last Report)


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Item 2.  Acquisition or Disposition of Assets

         On April 29, 2003, Century Park I Joint Venture, a partnership in which Shelbourne Properties I, L.P. (the "Operating Partnership") indirectly holds a 50% interest, sold its property located in San Diego, California for a gross purchase price of $29,750,000. Shelbourne Properties II, L.P., an affiliate of the Operating Partnership, held the remaining 50% interesting Century Park I Joint Venture.

         The property was sold to Century Park I LLC, an unaffiliated third party. After satisfying the loan encumbering the property and other closing costs, net proceeds to Century Park I Joint Venture were approximately $9,300,000, of which approximately $4,650,000 is attributable to the Operating Partnership's interest.

         As a result of this sale, the Registrant's remaining properties consist of a shopping center located in Towson, Maryland, and a 50% ownership interest in an office building located in Seattle, Washington, as well as its interest in the 20 motel properties.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)      Exhibits

                  99.1     Press Release dated April 29, 2003.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 29th day of April, 2003.

                                            Shelbourne Properties I, Inc.


                                            By: /s/ Peter Braverman
                                                ----------------------------
                                                    Peter Braverman
                                                    Executive Vice President


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                                  EXHIBIT INDEX


No.       Exhibit                                                Page
---                                                              ----

99.1      Press Release                                          4